EXHIBIT 2

                             SUBSCRIPTION AGREEMENT

InfoNow Corporation
3131 South Vaughn Way, Suite 134
Aurora, Colorado 80111

Gentlemen:

1. Pursuant to the Company's private placement of up to 350,000 shares of the Company's Common Stock ("shares") at $1.125 per share. The Undersigned hereby tenders this subscription and applies for the purchase of shares as set forth on the signature page of this Subscription Agreement. Together with this Subscription Agreement, the Undersigned is delivering to Kevin Andrew, Chief Financial Officer for InfoNow Corporation, a check payable to "InfoNow Corporation" in the full amount of the purchase price for the Common Stock which the Undersigned is subscribing for pursuant hereto or funds by wire transfer as instructed by the Company. The Undersigned understands that the Company will use the proceeds of the sale of shares as working capital.

2. Representations and Warranties. In order to induce the Company to accept this subscription, the Undersigned hereby represents and warrants to, and covenants with, the Company as follows:

     (i) The Undersigned has received and carefully reviewed the documents listed on Exhibit A hereto ("Documents") available. The Undersigned has not been furnished with any other materials or literature relating to the offer and sale of the Shares by the Company;

     (ii) The Undersigned has had a reasonable opportunity to review any other documents filed by the Company with the SEC and the NASDAQ which are a matter of public record (collectively, the "Public Filings") ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Undersigned.

     (iii) The Undersigned has such knowledge and expertise in financial and business matters that the Undersigned is capable of evaluating the merits and risks involved in an investment in the Shares;

     (iv) The Undersigned is an "accredited investor," as such term is defined in Regulation D of the Rules and Regulations promulgated under the Act. The Undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), which is based upon non-public offerings are applicable to the offer and sale of the shares, based, in part, upon the representations, warranties and agreements made by the Undersigned herein.

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     (v)    No representations or warranties have been made to the Undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Undersigned is not relying upon any information, other than that contained in the Documents, the Public Filings and the results of independent investigation by the Undersigned;

     (vi) The Undersigned understands that (A) the Shares have not been registered under the Act or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings to; (B) the Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (C) the Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (D) The Company is under no obligation to register the Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (E) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and (F) stop transfer instructions will be placed with the transfer agent for the Shares;

     (vii) The Undersigned is acquiring the Shares solely for the account of the Undersigned, for investment purposes only, and not with a view towards the resale or distribution thereof;

     (viii) The Undersigned will not sell or otherwise transfer any of the Shares or any interest therein, unless and until (i) said Shares shall have first been registered under the Act and all applicable state securities laws; or (ii) the Undersigned shall have first delivered to the Company a written opinion of counsel (which counsel and opinion in form and substance shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

     (ix) The Undersigned has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Undersigned hereunder; and this Subscription Agreement is a legally binding obligation of the Undersigned in accordance with its terms;

     (x) The Undersigned has carefully reviewed the jurisdictional notices listed below and agrees to abide by any restrictions contained therein applicable to the Undersigned:

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     (xi) The Undersigned understands that this subscription is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Company does not accept it as aforesaid.

     (xii) The Undersigned understands that the Company may, at its sole discretion, reject this subscription and, in the event that the offering is oversubscribed, reduce this subscription in any amount and to any extent, whether or not pro rata reductions are made of any other investor's subscription.

3. The Undersigned agrees to indemnify the Company and hold it harmless from and against any and all losses, damages, liabilities, costs and expenses which it may sustain or incur in connection with the breach by the Undersigned of any representation, warranty or covenant made by the Undersigned.

4. Neither this Subscription Agreement nor any of the rights of the Undersigned hereunder may be transferred or assigned by the Undersigned.

5. This Subscription Agreement (i) may only be modified by a written instrument executed by the Undersigned and the Company; and (ii) sets forth the entire agreement of the Undersigned and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Colorado applicable to contracts made and to be wholly performed therein; and (iv) shall inure to the benefit of, and be binding upon the Company and the Undersigned and its respective heirs, legal representatives, successors and assigns.

6. Unless the context otherwise requires, all personal pronouns used in this Subscription Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders.

                             JURISDICTIONAL NOTICES

     For Residents of all States:
     ----------------------------

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OF EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE SECURITIES

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     HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
     COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     California Residents:
     ---------------------

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     Florida Residents:
     ------------------

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. ANY SALE MADE PURSUANT TO SUCH EXEMPTION PROVISIONS IS VOIDABLE BY THE PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT. A WITHDRAWAL WITHIN SUCH THREE (3) DAY PERIOD WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS MEMORANDUM, INDICATING HIS INTENTION TO WITHDRAW.

     SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD BUSINESS DAY. IT IS ADVISABLE TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME IT WAS MAILED. IF THE REQUEST IS MADE ORALLY, IN PERSON OR BY TELEPHONE, TO AN OFFICER OF THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

     New Jersey Residents:
     ---------------------

     THIS CONFIDENTIAL TERM SHEET HAS NOT BEEN FILED WITH OR REVIEWED BY THE BUREAU OF SECURITIES OF THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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     New York Residents:
     -------------------

     THIS CONFIDENTIAL TERM SHEET HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

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                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the Undersigned has executed this Subscription Agreement this 13th day of September, 1996.

Individual Signature:

/s/  Michael W. Johnson
-----------------------------
     Michael W. Johnson
     Print Name of Subscriber

/s/ Michael W. Johnson
-----------------------------
    Michael W. Johnson


Number of Shares Subscribed For:                  82,667 Shares

Aggregate Purchase Price                    US$93,000.00

ISSUANCE OF WARRANTS: In consideration for the subscription of the above shares, InfoNow will issue a two-year warrant to subscriber to purchase additional common shares equal to 50% of the number of shares subscribed above at a price equal to $ 1 .50 per share.

(Please print information below exactly as you wish it to appear in the records of the Company)

Name and capacity in which                  Social Security Number of Individual
subscription is made - see                  or other Taxpayer ID. Number
below for particular
requirements                                ###-##-####

Address:                                    Address for notices if different:
     987 Lost Angel Road
     -------------------                    ---------------------------------
     Number and Street                      Number and Street

     Boulder, CO 80302
     -------------------                    ---------------------------------
City  State  Zip Code                       City  State  Zip Code

Please indicate form of ownership (if applicable):

-----------------------------               ---------------------------------


-----------------------------               ---------------------------------

TENANTS-IN-COMMON                           JOINT TENANTS WITH RIGHT OF
(Both Parties must sign                     SURVIVORSHIP
above)                                      (Both Parties must sign above)


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                           ACCEPTANCE OF SUBSCRIPTION

                               INFONOW CORPORATION

The foregoing subscription is hereby accepted by InfoNow Corporation, this 13th day of September, 1996, for 82,667 Shares.


                                            INFONOW CORPORATION


                                            By:  /s/  Kevin Andrew
                                               -------------------------------
                                            Name:     Kevin Andrew
                                            Title:    Chief Financial Officer,
                                                      Treasurer and Secretary